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INDIANA ENERGY, INC.                           PROXY/VOTING INSTRUCTION CARD
COMMON STOCK



This proxy is solicited on behalf of the Board of Directors for the Special Meeting on December 17, 1999.

ANTHONY E. ARD, CARL L. CHAPMAN and ROBERT E. HEIDORN and each of them, are hereby appointed proxies of the undersigned, with power of substitution, to vote all of the common shares of INDIANA ENERGY, INC., owned by the undersigned, at the Special Meeting of Shareholders to be held on December 17, 1999, and at any adjournments thereof, on the matters and in the manner specified on the reverse side of this proxy.

Receipt of Notice of Special Meeting of Shareholders, dated November 12, 1999, and the attached Joint Proxy Statement/Prospectus, is hereby acknowledged. The Joint Proxy Statement/Prospectus includes a summary of the terms of the merger agreement that is the subject of the proposal to be voted on, and certain related information. We encourage you to read this document carefully.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR the proposal.

You are encouraged to specify your choice by marking the appropriate box on the reverse side.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.
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X Please mark your
  votes as in this
  example.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the proposal.

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           The Board of Directors recommends a vote FOR the proposal.
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1.   Approval of Agreement and Plan of Merger.  Approval and adoption of the
     Agreement and Plan of Merger among Indiana Energy, Inc., SIGCORP, Inc. and Vectren Corporation dated as of June 11, 1999.

          [_]  FOR         [_]  AGAINST      [_]  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTE ON THE PROPOSAL.

                                    Please sign exactly as your name(s) appears hereon. All joint tenants should date this proxy and sign. when signing as attorney, executor, administrator, trustee of guardian, give full title as such. If a corporation, sign the full corporate name by an authorized officer. If a partnership, sign in partnership name by authorized person.

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DATE: _______________, 1999